UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2022
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive	Suite 300	Houston	TX	77064
(Address of Principal Executive Offices)				(Zip Code)
(Address of principal executive offices and zip code)

281	949-2500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FET	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on December 6, 2021 by Forum Energy Technologies, Inc. (the “Company”), Mr. Neal Lux was appointed as President and Chief Executive Officer of the Company and a member of the board of directors, effective February 18, 2022.In connection with his appointment as President and Chief Executive Officer, Mr. Lux’s annual base salary was increased from $369,000 to $600,000 and he will be eligible to receive a target annual bonus of 100% of his base salary, with a maximum bonus opportunity of 200% of his base salary, based on Company and individual performance. In addition, the Company granted Mr. Lux 47,519 performance restricted stock units, which will vest based on continued service over three years and achievement of designated stock price hurdles, and 47,519 restricted stock units, which will vest ratably over a period of three years. Mr. Lux will also remain subject to the Severance Agreement he previously entered into with the Company, dated May 12, 2020.

Effective as of the same day, and as previously announced, Mr. C. Christopher Gaut was appointed Executive Chairman of the Company’s board of directors. In connection therewith, the Company entered into a letter agreement with Mr. Gaut providing, among other things: (i) that Mr. Gaut’s annual base salary be decreased from $600,000 to 500,000; (ii) that his target annual bonus opportunity be reduced from 110% of base salary to 100% of base salary, with a maximum bonus opportunity of 200% of his base salary, based on Company and individual performance; (iii) for a cash bonus award of $150,000, vesting in quarterly installments over a one year period; and (iv) for an award of 33,084 cash-settled phantom units that will vest in equal installments over two years. Pursuant to the letter agreement, Mr. Gaut also waived his right to future severance benefits under his December 19, 2018 Severance Agreement with the Company. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Letter Agreement between Mr. C. Christopher Gaut and Forum Energy Technologies
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2022	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary